EXHIBIT 10.5

                                 FIFTH AMENDMENT
           TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

         This Fifth Amendment to Second Amended and Restated Loan and Security Agreement (this "Amendment"), dated as of November 13, 2005, is entered into by and between COMERICA BANK ("Bank") and CARDIODYNAMICS INTERNATIONAL CORPORATION ("Borrower") with reference to the following facts:

                                    RECITALS

         A. Borrower and Bank are parties to that certain Second Amended and Restated Loan and Security Agreement, dated as of March 22, 2004, as amended (collectively, the "Agreement").

         C. Borrower and Bank wish to amend certain provisions of the Agreement as set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:

                  "Borrowing Base" means an amount up to eighty percent (80%) of the net amount of Accounts owed to Borrower by account debtors located in the United States, as reflected on Borrower's balance sheet and as reasonably determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower, as amended from time to time.

                  "Revolving Maturity Date" means November 13, 2006.

                  "Term Loan Maturity Date" means November 1, 2008.

         2. Section 2.1(a)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

                           "(i) Subject to and upon the terms and conditions of
                  this Agreement, Borrower may request Advances in an aggregate outstanding amount not to exceed the lesser of (A) the Revolving Line or (B) the Borrowing Base, minus the aggregate face amount of all outstanding Letters of Credit. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section 2.1(a) may be repaid and reborrowed at any time prior to the Revolving Maturity Date, at which time all Advances under this Section 2.1(a) shall be immediately due and payable. Borrower may prepay any Advances without penalty or premium."

         3. Section 2.3(a)(i) of the Agreement hereby is amended and restated in its entirety to read as follows:

                           "(i) Advances. Except as set forth in Section 2.3(b),
                  the Advances shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one percent (1.00%) above the Prime Rate."

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         4.   Section 2.3(a)(ii) of the Agreement hereby is amended and restated
              in its entirety to read as follows:

                           "(ii) Term Loan. Except as set forth in Section
                  2.3(b), the Term Loan shall bear interest, on the outstanding Daily Balance thereof, at a rate equal to one percent (1.00%) above the Prime Rate."

         5. On the effective date of this Amendment, Bank shall make an Advance of $2,200,000 to Borrower under the Revolving Line. Bank shall apply the proceeds of such Advance to reduce the outstanding principal balance of the Term Loan by $2,200,000. Following such application, the outstanding principal balance of the Term Loan will be $983,333. Such remaining principal balance of the Term Loan shall be payable in thirty-six (36) equal monthly principal installments of $27,314.81 each, plus accrued and unpaid interest, beginning on December 1, 2005 and continuing on the first Business Day of each month thereafter through the Term Loan Maturity Date, at which time the entire unpaid principal balance of the Term Loan and all accrued and unpaid interest thereon shall be immediately due and payable.

         6. Sections 6.8 through 6.11 of the Agreement are hereby amended to read in full as follows:

              "6.8  Intentionally Omitted.

              6.9  Intentionally Omitted.

              6.10 Profitability. Borrower shall achieve: (i) consolidated net losses after taxes of not greater than $450,000 for the fourth quarter of Borrower's fiscal year 2005 and for each of the three-month periods ending on December 31, 2005 and January 31, 2006; and (ii) consolidated net income after taxes of not less than $1 for the respective three-month periods ending on February 28, 2006 and on the last day of each month thereafter.

              6.11 Liquidity. Borrower shall maintain at all times, measured as of the last day of each calendar month, on a consolidated basis, a balance of unrestricted cash and cash equivalents on deposit with Bank of at least One Million Dollars ($1,000,000)."

         7. The first unnumbered paragraph at the end of Section 6.3 of the Agreement hereby is amended and restated in its entirety to read as follows:

              "Within twenty (20) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable and accounts payable."

         8. Exhibit C to the Agreement hereby is replaced with Exhibit C hereto.

         9. Exhibit D to the Agreement hereby is replaced with Exhibit D hereto.

         10. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank's failure at any time to require strict performance by a Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

         11. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

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         12.  Borrower represents and warrants that the Representations and
              Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

         13. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                           (a) This Amendment, duly executed by Borrower;

                           (b) resolutions of the Board of Directors of Borrower
authorizing the Borrower to consummate the transactions described in this Amendment;

                           (c) all reasonable Bank Expenses incurred through the
date of this Amendment, which may be debited from any of Borrower's accounts;
and

                           (d) such other documents, and completion of such
other matters, as Bank may reasonably deem necessary or appropriate.

         14. As an additional condition to the effectiveness of this Amendment, Borrower shall have sufficient borrowing availability under
              Section 2.1(a)(i) of the Agreement to permit the funding of the Advance in the principal amount of $2,200,000 described in Section 5 hereof.

         15. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

                                        CARDIODYNAMICS INTERNATIONAL CORPORATION

                                        By:    /s/ Steve P. Loomis
                                               ---------------------------------
                                        Title: CFO

                                        COMERICA BANK

                                        By:    /s/ Steve Stuckey
                                               ---------------------------------
                                        Title: Senior Vice President